EXHIBIT 32.1

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report (the "Report") on the Form 10-K of American Battery Metals Corporation (the "Company") for the period ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof, I, Douglas D Cole, Chief Executive Officer, Principal Financial Officer and Director, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 27, 2019	By:	/s/ Douglas D. Cole
Douglas D. Cole
Chief Executive Officer, Chief Financial Officer Chairman